UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2006
THE DUN & BRADSTREET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

103 JFK Parkway, Short Hills, New Jersey	07078

(Address of principal executive offices)	(Zip Code)
(973) 921-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events	1
SIGNATURES	2
PURPOSE OF FILING
The purpose of this filing is to report to you that certain of our executive officers have entered into pre-arranged trading plans established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and on terms consistent with the Company’s Executive Stock Ownership Guidelines.

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Item 8.01. Other Events.
     On May 8, 2006, each of David Lewinter, the Company’s Senior Vice President, General Counsel and Corporate Secretary, and Patricia Clifford, the Company’s Senior Vice President, Human Resources, entered into respective pre-arranged trading plans (the “Plans”) established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and the Company’s Executive Stock Ownership Guidelines.
     In accordance with the Company’s Executive Stock Ownership Guidelines, Mr. Lewinter and Ms. Clifford are required, among other things, to maintain a minimum level of stock ownership equal in value to four times their respective annual salary. Additional details regarding the Company’s Executive Stock Ownership Guidelines as they apply to the Company’s executive officers and other members of senior management can be found in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 23, 2006 and in future Proxy Statement filings with the SEC.
     Pursuant to the Plans, each of Mr. Lewinter and Ms. Clifford intends to exercise options to purchase 48,540 and 26,554 shares of Common Stock, respectively, over a twelve-month period beginning in June 2006. Of the shares received upon each such exercise, each Plan provides for the immediate sale of: (i) that number of shares necessary to satisfy the related option exercise price; (ii) that number of shares necessary to satisfy all applicable withholding taxes; and (iii) fifty percent of the net remaining shares after deducting the shares necessary to satisfy (i) and (ii). In accordance with the Company’s Executive Stock Ownership Guidelines, the other fifty-percent of the net remaining shares will be held by each recipient for at least one year from the date of the related option exercise.
     In addition to the foregoing, Mr. Lewinter’s Plan provides for the sale of up to 4,849 shares of common stock currently held outright, over a twelve-month period beginning in June 2006.
     A Statement of Changes in Beneficial Ownership of Securities on Form 4 will be filed with the Securities and Exchange Commission as required in connection with transactions completed under each Plan.
     All shares will be sold in the open market at prevailing market prices.
     Each of Mr. Lewinter and Ms. Clifford have adopted written, pre-arranged trading plans at a time when they were not aware of material nonpublic information about the Company. Similar plans may be adopted by our officers or directors in the future. We do not undertake to report Rule 10b5-1 plans that may be adopted by any of our officers or directors in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ David J. Lewinter David J. Lewinter
Senior Vice President, General Counsel
& Corporate Secretary
DATE: May 9, 2006

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